Exhibit 99.1

News Release
Graham Corporation 20 Florence Avenue Batavia, NY 14020
Graham Corporation Acquires Nuclear-Accredited Supplier
Energy Steel & Supply Co.
•	Expands Graham’s presence and enhances its capabilities in the nuclear power industry

•	Represents strong strategic fit:
°	Provides market and product diversification

°	Reduces cyclicality

°	Accretive to first full year earnings
BATAVIA, NY, December 14, 2010 — Graham Corporation (NYSE Amex: GHM), a designer and manufacturer of critical equipment for the oil refining, petrochemical and power industries, today announced that it has acquired privately-held Energy Steel & Supply Co. (“Energy Steel”), a leading code fabrication and specialty machining company dedicated exclusively to the nuclear power industry.
Graham acquired all of the stock of Energy Steel for approximately $18.0 million in cash. An additional purchase consideration of up to $2.0 million may be paid by Graham if Energy Steel exceeds profitability targets in calendar years 2011 and 2012. In addition, Graham entered into a long-term lease of Energy Steel’s Lapeer manufacturing facility with an option to purchase. No debt was acquired in the transaction. Graham had $70.8 million in cash and equivalents and no debt at the end of its second quarter of fiscal 2011, which ended September 30, 2010. Graham expects third quarter transaction costs associated with the acquisition of approximately $0.07 to $0.09, net of tax, per diluted share. The transaction is expected to be earnings-neutral in the fourth quarter of fiscal 2011 and accretive to earnings in fiscal 2012.
James R. Lines, Graham’s President and Chief Executive Officer, commented, “Energy Steel is an ideal complement to the Graham brand. It is a high-quality, custom fabricator offering specialized solutions to the nuclear industry and has a strong reputation for providing superior customer service. Acquiring Energy Steel is a logical step in broadening Graham’s offerings to the energy markets and strengthening our presence in the nuclear sector in particular, which we consider an important growth market. I believe that the acquisition is an excellent strategic fit for us as it achieves our goals of growing through market and product diversification while reducing the cyclicality inherent in the oil and petrochemical industry. Energy Steel has been successful in its growth by taking market share within existing nuclear power plants. We expect that there is excellent future potential in leveraging Energy Steel’s nuclear capability with Graham’s engineering expertise in the expanding utility nuclear power base.”
Lisa Rice, Energy Steel’s President, stated, “We believe this combination will benefit our customers by joining our well-respected quality processes with Graham’s design engineering and production resources. I also believe that it opens up growth opportunities for Energy Steel. We have grown nearly 60% in the last four years and believe that with the larger resource base Graham provides, we have significantly more potential in the existing power plant market, with the planned new nuclear power facilities in the U.S., and particularly in the international markets where Graham has a well-established reputation for quality engineering solutions, product reliability and responsive customer service.”
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Graham Corporation Acquires Nuclear-Accredited Supplier Energy Steel & Supply Co.	Page 2
December 14, 2010
Ms. Rice will remain as Energy Steel’s President, with responsibility for its operations and growth plans. During her nearly twenty-year career with Energy Steel, including the last seven as owner, Ms. Rice has directed Energy Steel’s focus on providing on-time delivery, flawless workmanship, impeccable quality and unparalleled service to the company’s customers in the nuclear energy industry.
Energy Steel, with expected revenue of approximately $17 million to $19 million in 2010, offers an array of original equipment and integrated solutions as well as spare parts for nuclear power installations, both inside the reactor vessel and outside the containment vessel. Energy Steel’s solutions include pump refurbishment, desuperheaters, heat exchangers, vessels, and various valves, fittings, filters and piping. Energy Steel also provides services such as code welding, testing, engineering, and on-site support. Current backlog is approximately $8 million, of which 90% to 100% is expected to ship within the next nine months. Guidance provided by Graham on October 29, 2010, applies only to the Company’s organic business and is not being updated at this time.
Energy Steel was founded in 1982 and is located in Lapeer, Michigan. It has 52 employees, all of whom are expected to remain with the Company.
Mr. Lines concluded, “Energy Steel has been dedicated to the highly regulated and scrutinized nuclear power industry for nearly thirty years. We intend to leverage their industry knowledge and strong customer relationships in order to expand Graham’s presence in the nuclear market and intend to pursue Graham’s necessary accreditations to complement Energy Steel’s existing stamps.”
Webcast and Conference Call
Graham will host a conference call and live webcast to discuss the acquisition at 9:00 a.m. Eastern Time on Wednesday, December 15, 2010. The conference call will be accompanied by a slide presentation which will be available on Graham’s Web site at www.graham-mfg.com. A question and answer session will follow the formal discussion.
Graham’s conference call can be accessed by dialing 1-201-689-8560 and requesting conference ID number 362560. The webcast can be monitored on Graham’s Web site at www.graham-mfg.com.
To listen to the archived call, dial 1-858-384-5517, and enter conference ID number 362560. A telephonic replay will be available from 12:00 p.m. Eastern Time on the day of the call through December 22, 2010. A transcript will also be available on Graham’s Web site, once available.
ABOUT GRAHAM CORPORATION
With world-renowned engineering expertise in vacuum and heat transfer technology, Graham Corporation is a global designer, manufacturer and supplier of custom-engineered ejectors, pumps, condensers, vacuum systems and heat exchangers. For over 70 years, Graham has built a reputation for top quality, reliable products and high-standards of customer service. Sold either as components or complete system solutions, the principal markets for Graham’s equipment are energy, including oil and gas refining and electrical power generation, chemical/petrochemical and other process industries. In addition, Graham’s equipment can be found in diverse applications, such as metal refining, pulp and paper processing, shipbuilding, water heating, refrigeration, desalination, food processing, pharmaceutical, heating, ventilating and air conditioning.
Graham Corporation’s reach spans the globe. Its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East. Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation can be found.
Safe Harbor Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
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Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, statements relating to Graham’s acquisition of Energy Steel & Supply Co. (including but not limited to, the integration of the acquisition of Energy Steel, revenue, backlog and expected performance of Energy Steel, and expected expansion and growth opportunities within the domestic and international nuclear power generation market), anticipated revenue, the timing of conversion of backlog to sales, market presence, profit margins, foreign sales operations, its ability to improve cost competitiveness, customer preferences, changes in market conditions in the industries in which it operates, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, and its acquisition strategy are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:
Jeffrey Glajch, Vice President — Finance and CFO	Deborah K. Pawlowski, Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908
Email: jglajch@graham-mfg.com	Email: dpawlowski@keiadvisors.com
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